UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2010

Zolon Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2650 Biscayne Boulevard, Miami, Florida 33137
(Address of principal executive offices)

(305) 937-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Election of Principal Officers.

On June 7, 2010, at a Meeting of the Board of Directors, pursuant to authority under the bylaws of Zolon Corporation (the “Company”), Dhru Desai, presently the Sole Director, appointed Dr. Nandu Thondavadi, to serve as Chief Executive Officer and Director and Mr. William J. (Jeff) Marshall to serve as Director, effective immediately.  Mr. Desai, resigned as Chief Executive Officer but will continue to serve as Chairman of the Board of Directors and as the Company’s Chief Financial Officer.  Mr. Marshall is not presently an officer or employee of the Company and, pursuant to determination by the board, qualifies as a “disinterested director.”  The resumes of Dr. Thondavadi and Mr. Marshall are as follows:

Nandu Thondavadi, Ph.D. presently serves as the founder and president of Global Technology Ventures, a consulting firm providing mergers and acquisition advisory services to companies in the information technology sectors, a position he held from January 2008 through the present.  Prior to starting this firm, Dr. Thondavadi was the Chief Executive Officer of MGL Americas, Inc. a position he held from July 2001 through December 2007.  MGL Americas, Inc. is the US subsidiary of Mascon Global Limited, a publicly-held global software developer and information technology service provider for the world manufacturing, telecommunications, financial services, banking, insurance and healthcare markets based in India.  Dr. Thondavadi also served as Chief Executive Officer of Mascon Global Limited from July 1998 through July 2005.  Prior to working with Mascon Global Limited, Dr. Thondavadi was a Clinical Professor of Management in the Kellogg School of Management of Northwestern University, Evanston, IL where he taught both graduate students (Masters in Management candidates) and executive courses in the areas of Operations Management, Strategic Cost Management and Business Process Reengineering from December 1992 through February 2001.  Dr. Thondavadi also previously served as Vice President – Support Operations for Coleman Cable Systems in North Chicago, IL from April 1992 to March 1995; Technical Director - Corporate Technology Center for Square D Company in Palatine, IL from March 1989 to March 1992 and Senior Engineering Consultant - Decision Technologies for Electronic Data Systems Corporation (EDS) in Troy, MI from August 1985 to March 1989.  Dr. Thondavadi received his Masters in Management from Northwestern University, Kellogg School of Management, Evanston, IL  in 1992; his Ph.D. in Chemical Engineering and his Masters Degree in Science in Industrial Engineering, both from the University of Cincinnati, Cincinnati, OH, in 1982; his M.Sc.(Tech) in 1977 and his B.Sc (Tech) in 1975, both in Chemical Technology and both from the University of Bombay, Bombay, India and his B.Sc.(Tech) in Chemical Technology from Yuvaraja’s College, University of Mysore, Mysore, India in 1971.

William J. (Jeff) Marshall presently serves as the Chief Executive Officer and Chairman of the Board of Directors of Green Earth Technologies, positions he has held since his appointment on February 3, 2008.  From 2006 to 2008, Mr. Marshall served as Managing Partner of CRT Private Equity, the private equity investment arm of CRT Capital Group which absorbed RockRidge Capital Partners in 2006 which Mr. Marshall was the Founder & Senior Managing Partner from 2002 to 2006. From 1996 to 2002, Mr. Marshall was the Senior Managing Partner at VantagePoint Venture Partners with over $3.5 billion under management and four technology investment funds.  From 1985 to 1996, Mr. Marshall was with Bear Stearns where he rose to the rank of a Senior Managing Director, Chief Technology Officer and Head of the Communications Technologies Group (CTG) and where, in addition to his other duties, he worked with the Corporate Finance and Technology Group advising both Public and Private companies on financing, mergers and acquisitions and other strategic transactions.  He was with MCI Communications prior to Bear Stearns.  Mr. Marshall was a member of the board of directors of the Securities Industry Association Technology Committee from 1989 to 2005.  He is a graduate of New York University in Finance and Computer Applications and Information Systems (B.S.), and the Harvard Management Program in Strategic Technology and Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLON CORPORATION

June 7, 2010	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer, and Director